AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            EXCAL ENTERPRISES, INC.

     Excal Enterprises, Inc., a Delaware corporation (formerly known as Assix International, Inc.) hereby amends and restates its Certificate of Incorporation, initially filed on October 19, 1987 and thereafter amended from time to time. This amended and restated Certificate of Incorporation merely restates and integrates the original Certificate of Incorporation, as previously amended and supplemented, except for certain amendments duly authorized by the Board of Directors and recommended for approval by the Shareholders and thereafter duly authorized and approved by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, acting by written consent of stockholders in lieu of meeting pursuant to Section 228 of the Delaware Corporate Code, all in accordance with Sections 242 and 245 of the Delaware Corporate Code. The Board of Directors, pursuant to Section 245 of the Delaware Corporate Code, has duly adopted the filing of this Amended and Restated Certificate of Incorporation to the extent it restates and integrates the Certificate of Incorporation and all duly authorized amendments and supplements. The Certificate of Incorporation is hereby amended and restated to provide in its entirety as follows:

                           ARTICLE I

     The name of the Corporation shall be "Excal Enterprises, Inc."

                           ARTICLE II

     The Corporation shall have perpetual existence.

                          ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     (A) The maximum number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is 27,500,000 shares, of which 7,500,000 shares shall be preferred stock, par value $0.01 per share, issuable in one or more shares, (the "Preferred Stock"), and 20,000,000 shares shall be Common Stock, par value $0.001 per share (the "Common Stock"). All or any part of the Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

     (B) The Board of Directors is authorized at any time and from time to time to divide the Preferred Stock into one or more series to fix and determine the relative rights, preferences, qualifications, limitations and restrictions of the shares of any series so established. All shares of any one series of Preferred Stock shall be identical, except as to the dates of issue and the dates from which dividends and shares of the series issued on different dates will cumulate, if cumulative. The Board of directors is hereby expressly authorized to adopt a resolution establishing and designating each such series, determining the number of shares which shall constitute such series, and determining the relative rights, preferences, qualifications, limitations and restrictions thereof, which relative rights, preferences, qualifications, limitations and restrictions may differ with respect to each as series to:

          (i) The rate or manner of dividends, including whether and to the extent such dividends shall be cumulative, participating, or both, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class or classes of stock of the Corporation;

          (ii) Whether the shares of such series shall be subject to redemption by the Corporation and, if so, the redemption price, the time or times of redemption and the terms and conditions of redemption, which price, times of redemption and terms and conditions may differ in the event of mandatory redemption or permissive redemption;

          (iii) The amount payable upon shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (iv) Sinking fund provisions, if any, for the redemption or purchase of shares of such series;

          (v) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of stock or any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates adjustments and other terms and conditions of such conversion or exchange;

          (vi) The restrictions, if any, on the issue of any additional shares or reissue of shares of such series of Preferred Stock;

          (vii)  Voting rights, if any; and

          (viii) Any other such relative rights, preferences, qualifications, limitations or restrictions for such series which Delaware law now or hereafter empowers or permits the Board of Directors to determine.

Except as the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended may require separate voting by classes of stock or by series of any class of stock of the Corporation or as otherwise required by this Certificate of Incorporation, the holders of any series of Preferred Stock with voting rights, if any, and the holders of Common Stock shall vote together as a single class on any matter submitted to vote of the stockholders of the Corporation.

     (C) Except as otherwise required by law, each holder of Common Stock shall be entitled to one (1) vote for each share of such Common Stock standing in his name on the books of the Corporation. Subject to the rights and preferences of the Preferred Stock, if any be outstanding, holders of the Common Stock are entitled to such dividends as may be declared by the Board of Directors out of the funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock are entitled to receive pro rata the remaining assets of the Corporation after the holders of the Preferred Stock have been paid in full the sums to which they are entitled.

                                   ARTICLE V

     No stockholder of the Corporation shall, by reason of his holding shares of any class of stock or series of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of stock of the Corporation, now or hereafter authorized, any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase, shares of any class of stock or series of any class of stock of the Corporation, now and hereafter authorized, or any warrants, rights or options to purchase, subscribe to or otherwise acquire any such new or additional shares of any class of stock or series of any class of stock of the Corporation, now or hereafter authorized, whether or not the issuance of such shares, such notes, debentures, bonds or other securities, or such warrants, rights or options would adversely affect the dividend, voting or any other rights of such stockholder.

                                  ARTICLE VI

     Cumulative voting for the election of directors shall not be permitted.

                                  ARTICLE VII

     The holders of any bonds, debentures or other obligations outstanding or hereafter issued by the Corporation shall have no power to vote in respect to corporate affairs and management of the Corporation by reason thereof, nor shall such holders by reason thereof have any right of inspection of the books , accounts and other records of the Corporation and any other rights which the stockholders of the Corporation have by reason of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                                 ARTICLE VIII

     The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                  ARTICLE IX

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a directory, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provision by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation for or with respect to any action or omission of such person occurring prior to such repeal or modification.

                                   ARTICLE X

     The Board of Directors of the Corporation may, if it deems advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of another corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following:

          (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

          (ii) Whether a more favorable price could be obtained for the Corporation's securities in the future;

          (iii) The impact which an acquisition of the Corporation would have on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the communities which they serve;

          (iv) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the future value of the Corporation's stock by the value of the securities, if any, that the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the offeror or any other entity whose securities are being offered and the financial condition of the offeror or such other entity; and

          (v) Any antitrust or other legal or regulatory issues that are raised by the offer.

                                  ARTICLE XI

     (A) The Corporation may, but shall not be obligated to, indemnify any person who was or is a party or is threatening to be made a party to any proceeding (other than a proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, by reason of the fact that he or she was serving at the request of the Corporation as a trustee, director, officer, partner, employee or agent of another corporation (including any subsidiary of the Corporation), partnership, joint venture, trust, employee benefit plan or other entity against liability actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation (or, if the proceeding involves service by such person with respect to any employee benefit plan, in the best interest of the participants and beneficiaries of such plan), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (B) The Corporation may, but shall not be obligated to, indemnify any person who was or is party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she was or is a director or officer of the Corporation or, while serving as a director or officer of the Corporation, by reason of the fact that he or she was serving at the request of the Corporation as a trustee, director, officer, partner, employee or agent of another corporation (including any subsidiary of the Corporation), partnership, joint venture, trust, employee benefit plan or other entity against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation (or, if the proceeding involves service by such person with respect to any employee benefit plan, in the best interest of the participants and beneficiaries of such plan), except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the Court in which such proceeding was brought shall determine, upon application, that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (C) The Corporation may, but shall not be obligated to, indemnify any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer, partner, employee or agent of another corporation (including any subsidiary of the Corporation and any subsidiary of one or more of such subsidiaries), partnership, joint venture, trust, employee benefit plan or other enterprise to the extent and under the circumstances provided by Paragraphs (A) and (B) of this Article XI with respect to a person who is or was a director or officer of the Corporation.

     (D) To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Paragraphs (A), (B), or (C) of this Article XI, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue, or matter in any such proceeding.

     (E)  Any indemnification under Paragraphs (A), (B), (C) or (D) of this
Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in those paragraphs. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the Bylaws of the Corporation) consisting of directors who are not or were not parties to such proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (F) Reasonable expenses incurred in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding pursuant to a determination made in the manner set forth in Paragraph (E) of this Article XI, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XI. The Board of Directors may establish appropriate terms and conditions upon which expenses incurred by other employees and agents of the Corporation may be paid in advance.

     (G)
          (i) As a condition of a director's or officer's right to be indemnified under this Article XI, he or she shall give the Corporation written notice as soon as practicable of any claims made or threatened against him or her in such capacity as a director or officer of the Corporation or, in serving at the request of the corporation, as a trustee, director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

          (ii) As a condition of such director's or officer's right to be indemnified under Paragraph (A) of this Article XI, such person shall grant the Corporation the right to assume the defense or settlement of any claim made or threatened against him or her upon the Corporation's written undertaking to indemnify and hold him or her harmless from all expenses and liabilities arising from or relating to such claim in the defense of settlement thereof, including payment of any final judgment. Within a reasonable time after receiving notice from the director or officer pursuant to subparagraph (i), not to exceed thirty (30) days, the Corporation shall give such director or officer written notice of its election under this subparagraph (ii). This subparagraph (ii) does not apply to a claim by or in the right of the Corporation.

          (iii) Also within a reasonable time after receiving written notice pursuant to subparagraph (i) from such director or officer, not to exceed thirty (30) days, in the event that the Corporation elects not to defend the claim under subparagraph (ii), or in the event that the claim is by or in the right of the Corporation, the Corporation shall give such director or officer written notice that the Corporation has determined that he or she has not satisfied the required standards for indemnification and advances for expenses under this Article XI. (This notice may be given with the notice of election under subparagraph (ii) or separately.) In the event that the Corporation does not give the person such notice of non-satisfaction of the required standards for indemnification and advances for expenses, the Corporation shall on demand (subject to Paragraph (F)) advance expenses to such director or officer and reimburse him or her for expenses previously incurred.

          (iv) Nothing in this Article XI shall prevent the Corporation from taking a reasonable time, not to exceed thirty (30) days, to audit specific claims or expenses and to review their reasonableness before payment.

          (v) At any time, either the Corporation or such director or officer may apply to the Court of Chancery of the State of Delaware or the court in which such proceeding is pending for determination of the person's rights and the Corporation's obligations under this Article XI. It shall be a defense to any such application that the director or officer has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify and advance expenses to him or her for the amount claimed. In any proceeding to enforce any provision of this Article XI, there shall be a presumption that the person's action or omission was in good faith and was taken or omitted with a reasonable belief that it was in, or not opposed to, the best interest of the Corporation (or, if such action or omission relates to his or her duties with respect to an employee benefit plan, in the best interest of the participants and beneficiaries of such plan) and was not unlawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made the determination prior to the commencement of such application that indemnification and advance of expenses to such director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that he or she has not met such applicable standard of conduct, shall be a defense to the application or create a presumption that the person has not met the applicable standard of conduct. If the court (after all appeals have been heard) determines that such director or officer is entitled to indemnification or advances for expenses, whether under the terms of this Article XI, or in view of all the relevant circumstances, the Corporation shall also pay his or her reasonable costs and expenses incurred in obtaining court-ordered indemnification or advances for expenses.

     (H)  As used in this Article XI:

          (i) "Expense" shall include reasonable attorneys' fees, whether or not a formal proceeding is commenced, and whether incurred in settlement negotiations, at trial, on appeal or otherwise, expert witness fees, and any other fee or expense actually or reasonably incurred with respect to a proceeding.

          (ii) "Liability" shall include any obligation to pay a judgment (including punitive damages), settlement (without regard to amount thereof), arbitration award, fine (including an excise tax assessed with respect to any employee benefit plan) or administrative penalty, and expenses actually or reasonably incurred with respect to a proceeding.

          (iii) "Proceeding" shall include any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, bankruptcy, administrative, arbitration, investigative or otherwise, whether formal or informal, and whether the director, officer, employee or agent of the Corporation is formally a party thereto or not, and shall include, but not be limited to, any action or suit by an employee of the Corporation (or any subsidiary of the Corporation) against such person for breach of any duty to such employee as a "fellow employee", and any inquiry conducted by special investigative committee or special counsel appointed by or at the direction of the Board of Directors or any committee of the Board of Directors) of the Corporation.

     (I) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity as a director, officer, employee or agent of the Corporation and as to action in another capacity while holding such office.

     (J) For purposes of this Article XI, references to the "Corporation" include all constituent corporations previously or hereafter absorbed in a consolidation or merger with the Corporation as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a trustee, director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     (K) By action of its Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have had the power to indemnify him or her against such liability under the provisions of this
Article XI or the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     (L) The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of any rights granted under this Article XI by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation for or with respect to any action or omission of such person occurring prior to such repeal or modification.

                                  ARTICLE XII

     The name of the registered agent and the address of the registered office of the Corporation are:

               Corporation Service Company
               1013 Centre Road
               Wilmington, Delaware
               County of New Castle

                                 ARTICLE XIII

     The name and mailing address of the persons who shall serve as the directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are:

               Ted Biesanz
               2413 Bayshore Blvd., Apt. 1806
               Tampa, Florida  33627

               R. Park Newton, III
               505 E. Jackson Street, Suite 220
               Tampa, Florida  33601


               Kerry F. Marler
               505 E. Jackson Street, Suite 220
               Tampa, Florida  33601

                                  ARTICLE XIV

     The powers of the incorporator shall terminate upon filing of this Certificate of Incorporation with the Secretary of the State of Delaware. The name and mailing address of the sole incorporator is:

               Assix Automotive, Inc.
               505 E. Jackson Street, Suite 220
               Tampa, Florida  33602

                                  ARTICLE XV

     (A) Number, election and terms of Directors. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Company shall be fixed from time to time by or pursuant to the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Company, one class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1996, another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1997, and another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1998, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of the stockholders of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


     (B) Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


     (C) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the Company entitled to vote generally in the election of Directors, voting together as a single class.


     (D) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XV.

                                  ARTICLE XVI

     (A) Calling of Special Stockholders Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by written requests signed, dated and delivered to the Secretary of the Company by the holders of record of at least 35% of all the votes entitled to be cast on the issues proposed to be considered at the meeting and describing the purposes for which it is to be held.

     (B) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XVI.

                          ARTICLE XVII

     (A) Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article XVII. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article XVII and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (B) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XVII.


                                 ARTICLE XVIII

     (A) Eligibility to Make Nominations. Nominations of candidates for election as directors of the Company at any meeting of stockholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors ("Board") or by any stockholder entitled to vote at such Election Meeting.

     (B) Procedure for Nominations by the Board of Directors. Nominations made by the Board shall be made as provided in the By-Laws.

     (C) Procedure for Nominations by Stockholders. Not less than 60 days prior to the date of the Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and
(iv) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such nominee.

     (D) Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with paragraph 2 or paragraph 3 hereof and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     (E) Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.


                              (F)  Amendment, repeal, or alteration.
Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XVIII.

                                 * * * * * * *

     The foregoing Amended and Restated Certificate of Incorporation shall not modify, amend or supersede the Certificate of Designations of Series A Participating Preferred Stock of the Corporation dated April 18, 1994.